UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
(Exact name of Registrant as Specified in its Charter)

Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 (IRS Employer Identification No.)
301 Fremont Street, 12th Floor

Las Vegas, Nevada 89101

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (702) 388-2224

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2006, The Majestic Star Casino, LLC (the “Company”) announced the appointment of Kirk Saylor as Executive Vice President and Chief Operating Officer of the Company effective as of May 15, 2006. In connection with Mr. Saylor’s appointment, the Company entered into an employment agreement with Mr. Saylor as of April 6, 2006 (the “Employment Agreement”). The Employment Agreement has a twenty-four month term and provides for an annual base salary of $400,000 in the first year of the Agreement and $500,000 in the second year. The base salary shall be reviewed annually by the Company with future increases to be established at the Company’s discretion. Mr. Saylor is also entitled to participate in a discretionary bonus plan or incentive plan as formulated by the Company’s board of directors from time to time. Mr. Saylor’s target bonus will be 50% of his base salary. Mr. Saylor is eligible to participate in the benefit plans as generally made available to the Company’s senior executives. If Mr. Saylor’s employment is terminated by the Company without “cause” or he terminates his employment for “good reason” upon a “change in control” of the Company (as such terms are defined in the Agreement), the Company shall pay Mr. Saylor the equivalent of 12 months base salary or the remainder of annual base salary due under the Agreement, whichever is less, provided, that the amount paid shall be no less than the equivalent of his base salary for a period of six months. The Agreement also includes certain non-competition, non-solicitation and confidentiality provisions.

A copy of the Employment Agreement is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 15, 2006, the Company announced the appointment of Kirk Saylor as Chief Operating Officer of the Company effective as of May 15, 2006. Mr. Saylor, age 49, comes to the Company from Olympia Gaming, the gaming arm of Olympia Land Corporation where he served as Chief Financial Officer since April 2005. Prior to that, and since November 1995, Mr. Saylor served as Senior Vice President and Chief Financial Officer of Horseshoe Gaming Holding Corp. During his career, Mr. Saylor has served as Senior Vice President and Chief Financial Officer for Lone Star Casino Corp., as Corporate Controller and Chief Accounting officer for Alliance Gaming Inc., and as the Financial Reporting Manager for Golden Nugget Inc.

A copy of the press release issued by the Company announcing Mr. Saylor’s appointment as Chief Operating Officer of the Company is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Employment Agreement entered into April 6, 2006, by and between The Majestic Star Casino, LLC and Kirk Saylor.

Exhibit 99.1 Press release dated May 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2006 THE MAJESTIC STAR CASINO, LLC

By:  /s/ Jon S. Bennett
Jon S. Bennett, Vice President and Chief Financial Officer

THE MAJESTIC STAR CASINO CAPITAL CORP.

By:  /s/ Jon S. Bennett
Jon S. Bennett, Vice President and Chief
Financial Officer

EXHIBIT INDEX

Number Description

10.1	Employment Agreement entered into April 6, 2006, by and between The Majestic Star Casino, LLC and Kirk Saylor.

99.1	Press release dated May 15, 2006.